SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 17, 2015 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Background

On April 17, 2015, Radio One, Inc. (the “Company”) closed its previously disclosed offering (the “Offering”) of $350 million in aggregate principal amount of 7.375% Senior Secured Notes due 2022 (the “Notes”). The Notes are guaranteed, jointly and severally, on a senior secured basis by the Company’s existing and future domestic subsidiaries, including TV One, LLC (“TV One”), that guarantee its new $350 million senior secured credit facility (the “New Credit Facility”) entered into concurrently with the closing of the Notes, other syndicated bank indebtedness or capital markets securities.

The Company used the net proceeds from the Offering, along with term loan borrowings under the New Credit Facility (the material terms of which are described in summary below), to refinance its existing senior secured credit facility, refinance $119.0 million in outstanding indebtedness  of its subsidiaries TV One and TV One Capital Corp. (the “TV One Notes”), finance the previously announced purchase of the membership interests of an affiliate of Comcast Corporation (“Comcast”) in TV One (the “Comcast Buyout”) and pay the related accrued interest, premiums, fees and expenses associated therewith (together, with the Offering, the entry into and borrowings under the New Credit Facility, the refinancing of the existing senior secured credit facility, the refinancing of the TV One Notes and the Comcast Buyout, the “Transactions”).

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. Holders of Notes are not entitled to any registration rights under the Securities Act.

Indenture

The Notes were issued pursuant to an indenture, dated as of April 17, 2015 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), and as notes collateral agent.

The Notes will mature on April 15, 2022. Interest on the Notes accrues at the rate of 7.375% per year and is payable semiannually in arrears on April 15 and October 15 of each year. The first interest payment date will be October 15, 2015. The Company will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

The Notes are the Company’s senior secured obligations and rank equal in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including obligations under the New Credit Facility and, as a result of the Transactions, the Company’s existing 9.25% Senior Subordinated Notes due 2020 (the “9.25% Notes”), issued pursuant to an indenture, dated as of February 10, 2014 (the “9.25% Indenture”).  A Triggering Event (as defined in the 9.25% Indenture) occurred at the closing of the Transactions, which terminated the effectiveness of certain subordination provisions in the 9.25% Indenture.

The Notes and related guarantees are equally and ratably secured by the same collateral securing the New Credit Facility and any other parity lien debt issued after the issue date of the Notes, including any additional notes issued under the Indenture, but are effectively subordinated to the Company’s and the Guarantors’ secured indebtedness to the extent of the value of the collateral securing such indebtedness that does not also secure the Notes.

The Company intends to seek a new $25 million asset based revolving facility (the “ABL Facility”).  The Company cannot provide any assurances that it will be able to obtain such a facility on terms it considers acceptable or that the Company will enter into such an ABL Facility at all.

The Notes and the guarantees are secured, subject to permitted liens and except for certain excluded assets (i) on a first priority basis by substantially all of the Company’s and the Guarantors’ current and future property and assets (other than after the date the Company’s proposed ABL Facility is effective, accounts receivable, cash, deposit accounts, other bank accounts, securities accounts, inventory and related assets (the “ABL Priority Collateral”) which will then secure the Company’s and the Guarantors’ obligations under the proposed ABL Facility), including the capital stock of each subsidiary guarantor (which, in the case of foreign subsidiaries, is limited to 65% of the voting stock and 100% of the non-voting stock of each first-tier foreign subsidiary) (collectively, the “Notes Priority Collateral”) and (ii) after the date the Company’s proposed ABL Facility is effective, on a second priority basis by the ABL Priority Collateral.

At any time prior to April 15, 2018, the Company may redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes plus the relevant “applicable premium” as of, and accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to April 15, 2018, the Company may, subject to certain conditions, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 107.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

On or after April 15, 2018, the Company may redeem all or part of the Notes, at the following redemption prices: (i) if the redemption occurs on or after April 15, 2018 but prior to April 15, 2019, the redemption price is 103.688% of the principal amount of the Notes; (ii) if the redemption occurs on or after April 15, 2019 but prior to April 15, 2020, the redemption price is 101.844% of the principal amount of the Notes; and (iii) if the redemption occurs on or after April 15, 2020, the redemption price is 100.000% of the principal amount of the Notes.

If the Company experiences certain change of control events, the Company must give holders of the Notes the opportunity to sell their Notes at 101% of their face amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains covenants limiting, among other things, the ability of the Company and its subsidiaries to: (i) pay dividends or make certain other restricted payments; (ii) incur indebtedness; (iii) create liens; (iv) merge, consolidate or sell all or substantially all of the Company’s and its restricted subsidiaries assets; (v) enter into certain transactions with affiliates; (vi) create dividend restrictions on the Company’s restricted subsidiaries; and (vii) guarantee indebtedness of the Company’s restricted subsidiaries. All of these covenants are subject to important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture or the Security Documents (as defined in the Indenture), defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency and in the event the guarantees of significant subsidiaries cease to be in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Notes and the Indenture is qualified in its entirety by reference to such exhibit.

New Credit Facility

The Company also entered into a credit agreement governing the New Credit Facility, among the Company, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent, sole lead arranger and sole book running manager. The New Credit Facility provides for $350 million in term loan borrowings, all of which was advanced and outstanding on the date of the closing of the Transactions.

The New Credit Facility matures on December 31, 2018. At the Company’s election, the interest rate on borrowings under the New Credit Facility are based on either (i) the then applicable base rate (as defined in the New Credit Facility as, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the prime rate published in the Wall Street Journal, (b) 1/2 of 1% in excess rate of the overnight Federal Funds Rate at any given time and (c) the one-month LIBOR rate commencing on such day plus 1.00%), or (ii) the then applicable LIBOR rate (as defined in the New Credit Facility).

The New Credit Facility is guaranteed by each entity that guarantees the Notes on a pari passu basis with the guarantees of the Notes. The Company’s obligations under the New Credit Facility are secured, subject to permitted liens and except for certain excluded assets (i) on a first priority basis by the Notes Priority Collateral and (ii) after the date the Company’s proposed ABL Facility is effective, on a second priority basis by the ABL Priority Collateral.

In addition to any mandatory or optional prepayments, the Company is required to pay interest on the term loans (i) quarterly in arrears for the base rate loans, and (ii) on the last day of each interest period for LIBOR loans. The term loans have a limited ability to be voluntarily prepaid during the first two years. Beginning with the interest payment date occurring in September 2015 and ending in September 2018, the Company will be required to repay principal to the extent then outstanding, equal to 1⁄4 of 1% of the aggregate initial principal amount of all term loans incurred on the effective date of the New Credit Facility.

The New Credit Facility contains customary representations and warranties and events of default, affirmative and negative covenants (in each case, subject to materiality exceptions and qualifications) which may be more restrictive than those governing the Notes. The New Credit Facility also contains certain financial covenants, including a maintenance covenant requiring the Company’s interest expense coverage ratio (defined as the ratio of consolidated EBITDA to consolidated interest expense) to be greater than or equal to 1.25 to 1.00 and its total senior secured leverage ratio (defined as the ratio of consolidated net senior secured indebtedness to consolidated EBITDA) to be less than or equal to 5.85 to 1.00.

A copy of the New Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the New Credit Facility is qualified in its entirety by reference to such exhibit.

9.25% Notes

In connection with the closing of the Transactions, the Company and the guarantors party thereto entered into a Fourth Supplemental Indenture to the 9.25% Indenture with Wilmington Trust, National Association, as trustee, by which TV One, which previously did not guarantee the 9.25% Notes, became a guarantor under the 9.25% Indenture.  In addition, the provisions contained in the Third Supplemental Indenture previously disclosed in the Company’s Current Report on Form 8-K, filed April 1, 2015, among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee, which permitted the Company to complete the Transactions became operative.  As noted above, the closing of the Transactions caused a Triggering Event (as defined in the 9.25% Indenture) under the 9.25% Indenture and, as a result, the 9.25% Notes became a general unsecured obligation of the Company and the Guarantors and rank equal in right of payment with the Company’s other senior indebtedness.

A copy of the Fourth Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Fourth Supplemental Indenture is qualified in its entirety by reference to such exhibit.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the completion of the Transactions, the proceeds from the New Credit Facility were used to prepay in full the Company’s existing senior secured credit facility and the agreement governing such credit facility (the “Previous Credit Agreement”) was terminated on April 17, 2015.

The descriptions of the Previous Credit Agreement contained in Current Reports on Form 8-K, filed on April 6, 2011, December 19, 2012, and January 21, 2015 are incorporated by reference into this Item 1.02.

In connection with the completion of the Transactions, on April 17, 2015, the TV One Notes previously issued under that certain indenture, dated as of February 25, 2011, as amended or supplemented from time to time, among TV One and TV One Capital Corp., as issuers, and U.S. Bank, National Association, as trustee and collateral trustee (the “TV One Notes Indenture”), were repurchased in full by the Company and then cancelled and the TV One Notes Indenture was terminated.

The descriptions of the TV One Notes Indenture contained in the Annual Report on Form 10-K, for the period ended  December 31, 2010, are incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 17, 2015, the Company completed the Comcast Buyout. In connection with the Comcast Buyout, the Company paid approximately $211.1 million in cash at closing and issued to Comcast a senior unsecured promissory note in the aggregate principal amount of approximately $11.9 million (the “Comcast Note”). The purchase price was funded in part by net proceeds of the Transactions and the Comcast Note. The Company now owns a 99.6% interest in TV One.

The Company previously disclosed the Comcast Buyout and related definitive agreements in a Current Report on Form 8-K, filed on February 12, 2015 and the descriptions of such definitive agreements (including the related purchase agreement), are incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On April 17, 2015, the Company issued a press release announcing that it closed the Transactions. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Statements related to, among other things, the entry into the proposed ABL Facility constitute forward-looking statements. For a description of factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of the Company’s 2014 Annual Report on Form 10-K and other documents of the Company’s on file with or furnished to the Securities and Exchange Commission. Any forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

The Company will file any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)           Exhibits.

Exhibit No.	Description
4.1
Indenture (including the form of securities), dated as of April 17, 2015, among Radio One, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee, and as notes collateral agent.

4.2	Fourth Supplemental Indenture, dated as of April 17, 2015, among TV One, LLC, Radio One, Inc., the other guarantors party thereto and Wilmington Trust, National Association, as trustee
10.1
Credit Agreement, dated as of April 17, 2015, among Radio One, Inc., the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent, sole lead arranger and sole book running manager.

99.1	Press release related to the closing of the Transactions, dated April 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
April 23, 2015	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer